UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 10, 2011

KIWIBOX.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

330 West 38thStreet, Suite 1602, New York, New York 10018
(Address of principal executive offices) (Zip Code)

(212) 239-8210
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item	1.01 2.01	Entry into a Material Definitive Agreement Completion of Acquisition or Disposition of Assets.

As reported by Kiwibox.Com, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2011, the Company closed its purchase of certain assets from Brand & Nobel GmbH (“Seller”), a limited liability company organized under the laws of the country off Germany, pursuant to an Asset Purchase Agreement, dated March 3, 2011 (the “Agreement”). The Company purchased the domain name, technology and membership data for the “Pixunity.de”, photo-blog website, including the trademarks and source codes.

The Agreement requires the Seller to indemnify the Company against any claims or liabilities associated with the assets purchased and requires the Seller to assist in the transfer of the technology assets to the Company, following the closing.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K/A and is incorporated herein by this reference. The Company has requested confidential treatment on certain portions of the Agreement.

Item 99.1	Financial Statements and Exhibits

(d) Exhibits

10.1 Asset Purchase Agreement, dated March 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KIWIBOX.COM, INC.

Dated: March 10, 2011	By:	/s/ Craig S. Cody
Craig S. Cody
Chief Financial Officer